Exhibit 107.1

Calculation of Filing Fee Table

424H

(Form Type)

American Express Receivables Financing Corporation III LLC (Depositor)

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities(1)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Asset-Backed Securities	Asset-Backed Certificates	457(s)	$4,049,616,000	100%	$4,049,616,000(2)	$92.70 per million	$375,399.40

Fees Previously Paid	Asset-Backed Securities	Asset-Backed Certificates	457(o)	$1,000,000	100%	$1,000,000	$92.70 per million	$92.70(3)

Carry Forward Securities

Carry Forward Securities	Asset-Backed Securities	Asset-Backed Certificates	415(a)(6)(4)	$1,949,384,000		$1,949,384,000			SF-3	333-228921 333-228921-01	March 26, 2019	$76,610.79

	Total Offering Amounts					$6,000,000,000(2)(5)		$375,492.10

	Total Fees Previously Paid							$92.70

	Total Fee Offsets							$0.00

	Net Fee Due							$375,399.40

(1)     The prospectus to which this Exhibit is attached is a preliminary prospectus for the related offering. This table relates to the payment of registration fees in connection with the registration statement of which this prospectus is attached (File Nos. 333-263871 and 333-263871-01), which became effective on August 2, 2022 (as amended, the “Registration Statement”).

(2)     Estimated solely for the purposes of calculating the registration fee.

(3)     A filing fee of $92.70 was paid in connection with the initial filing of the Registration Statement.

(4)     Pursuant to Rule 415(a)(6) of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, as amended, the registrant included the above carry forward securities in the Registration Statement. The registrant previously filed a registration statement on Form SF-3 (File Nos. 333-228921 and 333-228921-01) (as amended, the “Prior Registration Statement”) with the Securities and Exchange Commission (the “Commission”), which became effective on March 26, 2019. Pursuant to the Prior Registration Statement, there are $1,949,384,000 of unsold securities thereunder as of the date of the Registration Statement (the “Unsold Securities”). A filing fee of $76,610.79 was previously paid in connection with the Unsold Securities.

(5)     The amount registered under the initial filing of the Registration Statement, together with the Unsold Securities under the Prior Registration Statement, results in $1,950,384,000 of registered securities. The proposed maximum aggregate offering price set forth herein reflects the sum of such amount and $4,049,616,000 of securities registered hereby.